                                                                  EXHIBIT 12.1

                             THE WARNACO GROUP, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                        PERIOD          PERIOD
                                                         FROM            FROM
                                                       FEBRUARY 5,     JANUARY 5,
                                                         2003            2003
                                                          to              to                           Fiscal
                                                        JANUARY 3,     FEBRUARY 4,   ------------------------------------------
FIXED CHARGE COVERAGE RATIO:                             2004             2003         2002        2001        2000     1999
                                                      ------------    ------------   -------    --------     -------   --------

Details of fixed charges coverage ratio:
    Interest expense                                     $ 20.6           $ 1.8      $ 20.0     $ 122.2      $ 170.2    $ 79.9
    Capitalized interest                                      -               -           -           -            -         -
    Interest on operating leases                           16.4             1.3        27.6        45.2         59.3      53.8
                                                         ------         -------      ------     -------      -------    ------
    Total fixed charges                                    37.0             3.0        47.6       167.4        229.5     133.7
                                                         ======         =======      ======     =======      =======    ======

    Pre-tax income (loss) from continuing operations       32.4         2,437.2      (104.3)     (642.5)      (342.1)    124.0
    Fixed charges                                          37.0             3.0        47.6       167.4        229.5     133.7
                                                         ======         =======      ======     =======      =======    ======
    Total adjusted earnings                                69.4         2,440.2       (56.7)     (475.1)      (112.6)    257.7
                                                         ======         =======      ======     =======      =======    ======

    FIXED CHARGE COVERAGE                                  1.87          802.92         n/a         n/a          n/a      1.93
                                                         ======         =======      ======     =======      =======    ======

    DEFICIT OF EARNINGS TO FIXED CHARGES                    n/a             n/a     $ 104.3     $ 642.5      $ 342.1       n/a
                                                         ======         =======      ======     =======      =======    ======